Exhibit 99.1
Press Release

13907 S. Minuteman Drive, Suite 500 Draper, UT 84020
www.franklincovey.com

FRANKLIN COVEY REPORTS FINANCIAL RESULTS FOR

FOURTH QUARTER AND FULL FISCAL 2026

Consolidated Fourth Quarter Revenue of $70.0 Million and Fiscal 2026 Revenue of

$261.5 Million within Updated Guidance Range

Net Income for the Fourth Quarter Increases to $7.1 Million

Fourth Quarter Adjusted EBITDA Increases 9% to $12.8 Million and Fiscal 2026

Adjusted EBITDA of $28.9 Million within Original Full-Year Guidance Range

Deferred Revenue Increases 4% Year-over-Year to $116.1 Million; Enterprise Division

Deferred Revenue Increases 14% to $64.9 Million

Liquidity Remains Strong at Over $75 Million, with $13.3 Million of Cash and the Company’s $62.5 Million Credit Facility Fully Available

Company Provides Fiscal 2027 Guidance

Salt Lake City, Utah – Franklin Covey Co. (NYSE: FC), a global leadership and organizational performance partner that gives strategy the human edge, announced today its financial results for the fourth quarter and fiscal year ended August 31, 2026.

Fiscal 2026 results reflect growing traction from the Company’s investments in its Enterprise North America go-to-market model, where full-year invoiced amounts increased 4% and deferred revenue increased 17%, supporting the Company’s outlook for revenue and Adjusted EBITDA growth in fiscal 2027.

Fourth Quarter Fiscal 2026 Financial Overview

The Company’s consolidated revenue for Q4 FY2026 was within its updated guidance range at $70.0 million compared with $71.2 million in Q4 FY2025. The Company’s financial results for Q4 FY2026 include the following:

o
Enterprise Division revenue for Q4 FY2026 totaled $45.5 million compared with $45.7 million in the prior year.
▪
Enterprise Division revenue reflected a $0.1 million decrease in North America segment revenue and a $0.1 million decrease in International segment revenue.
▪
Enterprise North America invoiced amounts totaled $37.0 million, essentially flat compared with $37.2 million in Q4 FY2025.
▪
Deferred revenue for the Enterprise Division increased 14% to $64.9 million compared with $57.1 million at August 31, 2025. Deferred revenue for Enterprise North America increased 17% to $59.2 million compared with $50.4 million at August 31, 2025.
o
Education Division revenue in Q4 FY2026 totaled $23.6 million compared with $24.4 million in the prior year.
o
Subscription and contractually committed services invoiced for Q4 FY2026 totaled $62.8 million compared with $61.4 million in Q4 FY2025.
o
The Company recognized net income for Q4 FY2026 of $7.1 million, or $0.62 per diluted share, compared with net income of $4.4 million, or $0.34 per diluted share, in Q4 FY2025.
o
Adjusted EBITDA for Q4 FY2026 was within Company guidance and increased 9% to $12.8 million compared with $11.7 million in the prior year.

o
Consolidated deferred revenue at August 31, 2026 increased 4% to $116.1 million compared with $111.7 million at August 31, 2025.
o
Cash provided by operating activities for Q4 FY2026 was $4.1 million compared with $9.9 million in the prior year.
▪
Free cash flow for Q4 FY2026 was $0.7 million compared with $1.5 million in Q4 FY2025.
▪
Cash and cash equivalents totaled $13.3 million compared with $31.7 million as of August 31, 2025.

Fiscal 2026 Financial Overview

The Company’s consolidated revenue for FY2026 was within updated guidance at $261.5 million compared with $267.1 million in FY2025. The Company’s financial results for FY2026 include the following:

o
Enterprise Division revenue for FY2026 totaled $182.7 million compared with $188.1 million in the prior year.
▪
Enterprise Division revenue performance was impacted by a $5.0 million decrease in North America segment revenue and a $0.4 million decrease in International segment revenue.
▪
Enterprise North America invoiced amounts for FY2026 increased 4% to $151.4 million compared with $144.9 million in FY2025.
o
Education Division revenue in FY2026 increased to $76.2 million compared with $74.6 million in the prior year.
o
Subscription and contractually committed services invoiced for FY2026 totaled $165.1 million compared with $151.7 million in FY2025.
o
The Company recognized net income for FY2026 of $4.9 million, or $0.42 per diluted share, compared with net income of $3.1 million, or $0.24 per diluted share, in FY2025.
o
Adjusted EBITDA for FY2026 was within Company guidance and totaled $28.9 million compared with $28.8 million in the prior year.
o
Cash provided by operating activities for FY2026 was $21.6 million compared with $29.0 million in the prior year.
▪
Free cash flow for FY2026 was $9.2 million compared with $12.1 million in the prior year.
o
The Company purchased approximately 1,573,000 shares of its common stock for a total of $28.1 million during FY2026, including approximately 1,504,000 shares purchased in the open market under 10b5-1 trading plans and approximately 69,000 shares withheld to cover statutory income taxes on stock-based compensation awards that vested during the year.

Paul Walker, President and Chief Executive Officer, commented, “In fiscal 2026, the investments we made to build a stronger, faster-growing company gained traction and delivered measurable results. In Enterprise North America, our largest business and the primary focus of these investments, invoiced amounts grew 4% to $151.4 million, and deferred revenue grew 17% to $59.2 million. These increases reflect growing client commitments and give us greater visibility into revenue we expect to recognize in fiscal 2027.

“Our go-to-market model is working, and we are seeing increasingly clear evidence of its potential. Compared with fiscal 2024, the year before we launched the new model, invoiced amounts per new-client sales professional have more than doubled, and existing clients are expanding their work with us. Our Education business remains strong, with school retention at its highest level since 2022 and Leader in Me now serving more than 8,000 schools worldwide. With larger client commitments and a more productive sales engine, we believe we are well positioned to deliver renewed revenue growth and improved profitability in fiscal 2027 and beyond.”

Jessi Betjemann, Chief Financial Officer, said, “We delivered fourth-quarter and fiscal 2026 revenue within our updated guidance range and full-year Adjusted EBITDA within both our original and narrowed guidance ranges, while strengthening our cost structure and continuing to invest in growth. We grew fourth-quarter Adjusted EBITDA 9% despite lower revenue, reflecting the operating discipline we have built into our business. As a larger base of contracted commitments translates into reported revenue, we expect to benefit from operating leverage, with fiscal 2027 Adjusted EBITDA growing faster than revenue.”

Fiscal 2027 Guidance

The Company expects revenue and Adjusted EBITDA to grow in FY2027, supported by the growing volume of client commitments, increased invoiced amounts in Enterprise North America, and services bookings generated during FY2026. As this activity converts into reported revenue over time, the Company expects improved profitability.

As previously announced, the Company entered into a definitive agreement to transition its direct operations in China to a locally owned licensee partner, with closing expected by the end of the second quarter of fiscal 2027. Because China revenue will shift from direct-office revenue to licensee royalties after closing, the Company expects FY2027 reported revenue to be approximately $2.0 million lower than it otherwise would have been, and this impact is reflected in the Company’s FY2027 guidance, as shown in the table below. The transaction is not expected to have a material impact on the Company’s Adjusted EBITDA.

Based on current expectations, the Company provides the following guidance, in constant currency:

o
Total revenue in the range of $263 million to $273 million.
o
Adjusted EBITDA in the range of $29 million to $34 million.

	FY2026	FY2027 Guidance
$ in M	Actual	Low	Midpoint	High

Revenue	261.5	263.0	268.0	273.0
YoY Growth	-2.1%	0.6%	2.5%	4.4%
Less: China revenue impact, second half⁽¹⁾	(2.0)	-	-	-
Revenue, comparable basis	259.5	263.0	268.0	273.0
YoY Growth, comparable basis	n/a	1.4%	3.3%	5.2%

Adjusted EBITDA⁽²⁾	28.9	29.0	31.5	34.0
YoY Growth	0.4%	0.4%	9.1%	17.7%
Adjusted EBITDA margin %	11.0%	11.0%	11.8%	12.5%

⁽¹⁾ China is expected to move from a direct office to a licensee by the end of Q2 FY2027. FY2026 excludes approximately $2.0M for the second-half revenue impact of the China transition. The transition is not expected to have a material effect on Adjusted EBITDA.

⁽²⁾ Non-GAAP; see definitions.

Earnings Conference Call

On Wednesday, November 4, 2026, at 5:00 p.m. Eastern (3:00 p.m. Mountain Time) Franklin Covey will host a conference call to review its fourth quarter and full fiscal 2026 financial results. Interested persons may access a live audio webcast at https://edge.media-server.com/mmc/p/nb23ri7m or may participate via telephone by registering at https://register-conf.media-server.com/register/BI4b4514ba38524aec81bdca060efe03ee. Once registered, participants will have the option of 1) dialing into the call from their phone (via a personalized PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone. For either option, registration will be required to access the call. A replay of the conference call webcast will be archived on the Company’s website for at least 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including those statements related to the Company’s future results and profitability and other goals relating to the growth and operations of the Company. Forward-looking statements are based upon management’s current expectations and are subject to various risks and uncertainties including, but not limited to: general macroeconomic conditions; renewals of subscription contracts; the impact of strategic projects and initiatives on future financial results; growth in and client demand for add-on services; market acceptance of new products or services, including new AAP portal upgrades and content launches; impacts from geopolitical trade tensions and the general business environment; and other factors identified and discussed in the Company’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Many of these conditions are beyond the Company’s control or influence, any one of which may cause future results to differ materially from the Company’s current expectations, and there can be no assurance that the Company’s actual future performance will meet management’s expectations. These forward-looking statements are based on management’s current expectations, and the Company undertakes no obligation to update or revise these forward-looking statements to reflect events or circumstances subsequent to this press release.

Non-GAAP Financial Information

This earnings release includes the concepts of Adjusted EBITDA and Free Cash Flow which are non-GAAP measures. The Company defines Adjusted EBITDA as net income or loss excluding the impact of interest, income taxes, intangible asset amortization, depreciation, stock-based compensation expense, and certain other infrequently occurring items such as restructuring and building exit costs. Free Cash Flow is defined as GAAP calculated cash flows from operating activities less capitalized expenditures for purchases of property and equipment, curriculum development, and content or license rights. The Company references these non-GAAP financial measures in its decision-making because they provide supplemental information that facilitates consistent internal comparisons to the historical operating performance of prior periods, and the Company believes they provide investors with greater transparency to evaluate operational activities and financial results. Refer to the attached tables for the reconciliation of the non-GAAP financial measure, Adjusted EBITDA, to consolidated net income, a related GAAP financial measure, and for the calculation of Free Cash Flow.

The Company is unable to provide a reconciliation of the above forward-looking estimate of non-GAAP Adjusted EBITDA to GAAP measures because certain information needed to make a reasonable forward-looking estimate is difficult to obtain and dependent on future events which may be uncertain, or out of the Company’s control, including the amount of AAP contracts invoiced, the number of AAP contracts that are renewed, necessary costs to deliver the Company’s offerings, such as unanticipated curriculum development costs, and other potential variables. Accordingly, a reconciliation is not available without unreasonable effort.

About Franklin Covey Co.

Franklin Covey Co. (NYSE: FC) is a global leadership and organizational performance partner that gives strategy the human edge. It helps organizations achieve the breakthrough results that matter most. Using proven, principle-centered frameworks and practices, it builds high-trust leaders, teams and cultures and helps clients translate strategy into consistent execution. For more than 40 years, it has tested this approach with thousands of clients from Fortune 100 companies to educational and government institutions, providing professional services across 160 countries. Visit www.franklincovey.com and explore insights on LinkedIn, Facebook, X, Instagram, and YouTube.

Investor Contact:	Media Contact:
Franklin Covey	Franklin Covey
Boyd Roberts	Debra Lund
801-817-5127	801-817-6440
investor.relations@franklincovey.com	Debra.Lund@franklincovey.com

FRANKLIN COVEY CO.
Condensed Consolidated Income Statements
(in thousands, except per-share amounts, and unaudited)

	Quarter Ended		Fiscal Year Ended
	August 31,	August 31,	August 31,	August 31,
	2026	2025	2026	2025

Revenue	$69,957	$71,248	$261,455	$267,067
Cost of revenue	17,667	17,458	65,421	63,498
Gross profit	52,290	53,790	196,034	203,569

Selling, general, and administrative	40,492	42,148	173,374	180,617
Restructuring costs	1,085	-	6,735	6,723
Building exit costs	88	1,569	1,359	2,067
Loss on assets held for sale	218	-	218	-
Depreciation	1,218	1,088	4,642	4,066
Amortization	571	1,098	2,542	4,392
Income from operations	8,618	7,887	7,164	5,704
Interest income (expense), net	(25)	68	(98)	363
Income before income taxes	8,593	7,955	7,066	6,067
Income tax provision	(1,484)	(3,583)	(2,143)	(2,999)
Net income	$7,109	$4,372	$4,923	$3,068

Net income per common share:
Basic	$0.63	$0.35	$0.43	$0.24
Diluted	0.62	0.34	0.42	0.24

Weighted average common shares:
Basic	11,293	12,623	11,546	12,927
Diluted	11,553	12,778	11,726	13,053

Other data:
Adjusted EBITDA(1)	$12,770	$11,717	$28,884	$28,757

(1) Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock-based compensation, and certain other items) is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results. For a reconciliation of this non-GAAP measure to a comparable GAAP measure, refer to the Reconciliation of Net Income to Adjusted EBITDA as shown below.

FRANKLIN COVEY CO.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands and unaudited)

	Quarter Ended		Fiscal Year Ended
	August 31,	August 31,	August 31,	August 31,
	2026	2025	2026	2025
Reconciliation of net income to Adjusted EBITDA:
Net income	$7,109	$4,372	$4,923	$3,068
Adjustments:
Interest expense (income), net	25	(68)	98	(363)
Income tax provision	1,484	3,583	2,143	2,999
Amortization	571	1,098	2,542	4,392
Depreciation	1,218	1,088	4,642	4,066
Stock-based compensation	972	75	6,562	5,805
Restructuring costs	1,085	-	6,735	6,723
Building exit costs	88	1,569	1,359	2,067
Loss on assets held for sale	218	-	218	-
Gain on license liability restructuring	-	-	(338)	-
Adjusted EBITDA	$12,770	$11,717	$28,884	$28,757

Adjusted EBITDA margin	18.3%	16.4%	11.0%	10.8%

FRANKLIN COVEY CO.
Additional Financial Information
(in thousands and unaudited)

	Quarter Ended		Fiscal Year Ended
	August 31,	August 31,	August 31,	August 31,
	2026	2025	2026	2025
Revenue by Division/Segment:
Enterprise Division:
North America	$35,828	$35,898	$142,590	$147,609
International	9,668	9,770	40,078	40,455
	45,496	45,668	182,668	188,064
Education Division	23,589	24,450	76,179	74,618
Corporate and other	872	1,130	2,608	4,385
Consolidated	$69,957	$71,248	$261,455	$267,067

Gross Profit by Division/Segment:
Enterprise Division:
North America	$28,661	$30,099	$115,584	$122,601
International	7,452	7,389	30,814	31,295
	36,113	37,488	146,398	153,896
Education Division	15,707	15,767	48,327	47,735
Corporate and other	470	535	1,309	1,938
Consolidated	$52,290	$53,790	$196,034	$203,569

Adjusted EBITDA by Division/Segment:
Enterprise Division:
North America	$6,586	$7,610	$25,523	$27,398
International	2,320	1,493	7,853	5,057
	8,906	9,103	33,376	32,455
Education Division	6,856	6,179	8,022	8,184
Corporate and other	(2,992)	(3,565)	(12,514)	(11,882)
Consolidated	$12,770	$11,717	$28,884	$28,757

FRANKLIN COVEY CO.
Condensed Consolidated Balance Sheets
(in thousands and unaudited)

	August 31,	August 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$13,287	$31,698
Accounts receivable, less allowance for
credit losses of $2,151 and $2,929	67,771	68,415
Inventories	5,794	5,165
Prepaid expenses and other current assets	24,059	24,199
Assets held for sale	1,404	-
Total current assets	112,315	129,477

Property and equipment, net	12,460	14,324
Intangible assets, net	31,272	34,551
Goodwill	30,965	31,220
Deferred income tax assets	1,144	231
Other long-term assets	30,098	33,109
	$218,254	$242,912

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of notes payable	$-	$823
Accounts payable	6,051	8,780
Deferred revenue	112,625	106,534
Customer deposits	8,946	16,327
Accrued liabilities	22,550	24,828
Liabilities held for sale	1,004	-
Total current liabilities	151,176	157,292

Other liabilities	11,008	14,718
Deferred income tax liabilities	4,706	3,991
Total liabilities	166,890	176,001

Shareholders' equity:
Common stock	1,353	1,353
Additional paid-in capital	230,146	230,251
Retained earnings	131,195	126,272
Accumulated other comprehensive loss	(1,176)	(1,032)
Treasury stock at cost, 15,735 and 14,565 shares	(310,154)	(289,933)
Total shareholders' equity	51,364	66,911
	$218,254	$242,912

FRANKLIN COVEY CO.
Condensed Consolidated Free Cash Flow
(in thousands and unaudited)

	Fiscal Year Ended
	August 31,	August 31,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,923	$3,068
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	7,184	8,458
Amortization of capitalized curriculum costs	5,687	4,440
Stock-based compensation	6,562	5,805
Loss on assets held for sale	218	-
Deferred income taxes	(423)	1,468
Amortization of right-of-use operating lease assets	831	610
Gain on license obligation restructuring	(338)	-
Changes in working capital	(3,057)	5,128
Net cash provided by operating activities	21,587	28,977

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(5,375)	(8,253)
Curriculum development costs	(7,008)	(7,561)
Reacquisition of license rights	-	(1,074)
Net cash used for investing activities	(12,383)	(16,888)

Free Cash Flow	$9,204	$12,089